UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

January 30, 2013

Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-625-8100

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 30, 2013, Stewart Information Services Corporation (the “Company”) entered into an exchange agreement with existing holders of the Company’s 6.00% Convertible Senior Notes due 2014 (the “Notes”) whereby the Company agreed to issue 518,593 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), and deliver cash for any accrued but unpaid interest on the Notes, in exchange for $6.36 million aggregate principal amount of Notes held by such holders. The transaction contemplated by the exchange agreement is scheduled to close on February 4, 2013. Following such exchange, an aggregate of $46.3 million principal amount of the Notes will remain outstanding.

The issuance of Common Stock in connection with the exchange agreement will be made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 3(a)(9) of the Securities Act, on the basis that the exchange constitutes an exchange with an existing holder exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. The Company may, from time to time, conduct exchanges for additional Notes.

This current report on Form 8-K does not constitute an offer to exchange the Notes or other securities of the Company for Common Stock or other securities of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	STEWART INFORMATION SERVICES CORPORATION

	By:	/s/ J. Allen Berryman
(J. Allen Berryman, Executive Vice President, Secretary, Treasurer and Principal Financial Officer)